P A Y M E N T  A G R E E M E N T

          Dated this 12th day of November, 2002.

B E T W E E N :

          THEGLOBE.COM, INC. a corporation incorporated under the laws of the
          ------------------
          State of Delaware (the "Globe")

          - and -

          1002390 ONTARIO INC. a corporation incorporated under the laws of the
          --------------------
          Province of Ontario (the "Corporation")

          - and -

          ROBERT S. GIBLETT, of the City of Burlington, in the Province of
          ------------------
          Ontario ("Giblett")

WHEREAS:

1. The Globe has or is about to enter into a Technology Purchase Agreement made as of the 12th day of November, 2002 with Brian Fowler ("Fowler") in connection with the purchase of various computer software programs and applications with respect to certain digital telephony services and all intellectual property rights relating thereto (collectively the "Technology");

2. Each of the Corporation and Giblett have agreed to execute a release in favour of Fowler and the Globe in connection with any rights, claims or interest in or to the Technology (the "Releases");

3. The Corporation is indebted to the Toronto Dominion Bank with respect to a line of credit and small business development loan, some of which indebtedness has been personally guaranteed by Giblett;

4. In consideration for the Releases, the Globe has agreed to provide the Corporation with the necessary funds to make the remaining regular monthly payments on the line of credit and small business development loan on the terms and conditions set forth below;

5. The parties wish to confirm the obligations of the parties with respect to the aforesaid payments.


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     NOW THEREFORE IN CONSIDERATION of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration (the receipt and sufficiency of which are hereby duly acknowledged) the parties agree as follows:

1.   REPRESENTATIONS  AND  WARRANTIES  - The Corporation represents and warrants
     --------------------------------
     that:

     a. pursuant to the Canada Small Business Financing Act the Corporation borrowed from the Toronto Dominion Bank (the "Bank") on or about March 9th, 2002 the principal sum of $150,000.00 together with interest thereon at the Bank's prime rate of interest in effect from time to time plus 3.00 per cent per annum of which the principal sum of $113,000.00 remains outstanding as of the date of this Agreement and interest continues to accrue thereon (the "SBL Loan");

     b. Robert Giblett provided his personal guarantee to the Bank with respect to the obligations owing to the Bank under the SBL Loan;

     c. the Corporation is also indebted to the Bank with respect to a business line of credit facility in a maximum principal amount of $80,000.00 which facility has been fully drawn upon and as of the date of this agreement is outstanding in the principal amount of $80,000.00 and interest continues to accrue thereon at the Bank's prime rate of interest in effect from time to time plus 2.00 per cent (the "Line of Credit");

     d. the Corporation is required to make a monthly payment to the Bank with respect to the SBL Loan by the 15th day of each and every month. Payments with respect to the Line of Credit are required to be received by the Bank by the last day of each and every month.

2.   PAYMENT  OF  LOANS  - It is the intention of the parties to pay in full all
     ------------------
     obligations of the Corporation with respect to both the SBL Loan and the Line of Credit within the 46 months following the date of this Agreement. The obligation of the Globe with respect to payment of the Corporation's obligations shall be restricted to the payment to the Corporation of the Total Amount each month set forth in Schedule A hereto and all other payments, fees and charges in respect of the SBL Loan and Line of Credit shall be the responsibility of the Corporation and Giblett and shall be paid when due. The Corporation and Giblett covenant and agree to make all payments necessary to forthwith satisfy in full all obligations of the Corporation under the SBL Loan and Line of Credit remaining outstanding at the end of the 46 month period and shall provide the Globe with evidence of same.

3.   GLOBE  TO  PAY TOTAL AMOUNT - Subject to the terms and conditions set forth
     ---------------------------
     in this Agreement, the Globe agrees to deliver to the Corporation on a monthly basis the


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     Total  Amount  described  in  Schedule  "A"  attached.

4.   NOTICE  OF  TOTAL  AMOUNT  -  The  Corporation shall provide the Globe with
     -------------------------
     written notice of the estimated Total Amount payable (including the calculations) by the Globe no later than the 1st day of each month in the 46 month period. In the event that the actual Total Amount for that month is greater than or less than the estimated Total Amount, an appropriate adjustment shall be made to the estimated Total Amount for the immediately following month and the calculation of such adjustment shall be set out in the notice for such month.

5.   DELIVERY OF FUNDS - The Total Amount shall be delivered by the Globe to the
     -----------------
     Corporation no later than the 10th day of every month. The funds shall be applied to the payment due by the Corporation to the Bank for the SBL Loan and the Line of Credit for such month. The Globe shall commence payments of the Total Amount on December 10th, 2002 and shall continue to make payments each and every month for the 46 month period following the date of this Agreement.

6.   METHOD  OF  DELIVERY-  At  the option of the Globe, the Total Amount may be
     --------------------
     delivered by cheque payable to the Corporation or by direct deposit to the current account for the Corporation at current account no. 0318-0304074 at the Bank's Branch No. 2208 at 457 Brant Street, Burlington, Ontario L7R 3X8
     - telephone no. 1.800.975.3387. The Globe shall advise the Corporation at the time of execution of this Agreement as to how it wishes to make payment and shall further advise the Corporation in advance in the event that the method of payment is changed.

7.   EVIDENCE  OF  APPLICATION OF PAYMENT - The Corporation shall deliver to the
     ------------------------------------
     Globe written evidence that the Total Amount has been applied against the indebtedness owing by the Corporation to the Bank pursuant to the SBL Loan and the Line of Credit. Such evidence shall be comprised of a copy of the Bank statement for current account no. 0318-0304074 or by such other means as the Globe may reasonably require from time to time.

8.   IF  NO  APPLICATION OF PAYMENT - In the event that the Corporation does not
     ------------------------------
     apply the Total Amount to reduce the SBL Loan and the Line of Credit, then the Globe shall have no obligation to make any further payment of any amount to the Corporation until such time as the Corporation can produce evidence satisfactory to the Globe that an amount equivalent to the Total Amount paid by the Globe to the Corporation has been deposited and applied against the SBL Loan and the Line of Credit in accordance with this Agreement.

9.   NO USE OF CURRENT ACCOUNT, ETC. - The Corporation covenants and agrees that
     -------------------------------
     current account number 0318-0304074 shall not be used for any purpose other


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     than  for  the  deposit  of  the  Total Amount each month and that no other payments shall be made from the account other than to reduce the SBL Loan and the Line of Credit or for miscellaneous bank charges relating thereto. Specifically, although the Line of Credit shall be reduced by application of the Total Amount each month, the Corporation shall not utilize any availability in the Line of Credit and shall not draw upon the same for any amount. Should the Corporation draw upon the Line of Credit for any purpose except as set out herein, this Agreement shall be at an end and the Globe shall have no further obligation to make any payments whatsoever in connection with either the SBL Loan or the Line of Credit.

10.  NOTHING  TO  ACCELERATE  PAYMENT  - The Corporation and Giblett jointly and
     --------------------------------
     severally covenant and agree that neither shall take any action respecting the Corporation or otherwise that would be likely to cause the Bank to demand immediate repayment of the SBL Loan or Line of Credit or the acceleration of the the payment of any amount due thereunder.

11.  CANCELLATION  OF  EXISTING  PAYMENTS  - Without limiting the foregoing, the
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     Corporation  agrees  to  immediately  cancel monthly payments to IA Pacific
     Insurance, ING Insurance Co. and Bell Canada. Further, the Corporation shall not write any cheques on, or withdraw any funds from, current account number 0318-0304074.

12.  ONTARIO LAW - This Agreement shall be construed in accordance with the laws
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     of  the  Province  of  Ontario  and  the laws of Canada applicable therein.

13.  CANADIAN  FUNDS - All amounts referred to in this Agreement are in Canadian
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     funds.

14.  BINDING  ON SUCCESSORS- This Agreement shall be binding upon the successors
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     and  assigns  of  the  parties.

                         THEGLOBE.COM,  INC.

                         Per:__________________________


                         1002390  ONTARIO  INC.

                         Per:  __________________________


                         ______________________________
                         ROBERT  S.  GIBLETT


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                                  SCHEDULE "A"

(1)  SBL  LOAN
     ---------

     (a)  Principal  -  $113,000.00
     (b)  Term  -  46  months
     (c)  Monthly  principal  payment                                 $2,500.00
     (d)  Interest  Rate  -  Prime  +  3%


(2)  LINE  OF  CREDIT
     ----------------

     (a)  Principal  -  $80,000.00
     (b)  Term  -  46  months
     (c)  Monthly  principal  payment                                  1,739.00
     (d)  Interest  Rate  -  Prime  +  2%

                                                                    -----------

     Total Monthly Principal Payment                                $  4,239.00
                                                                    ===========


"Total Amount"  =   $4,239.00 PLUS interest on the Total Monthly Principal
Payment at the interest rates set forth above.


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